Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.4 to the Registration Statement on Form S-1 of Titan Machinery Inc. of our report dated November 13, 2007, relating to our audits of the financial statements of Titan Machinery Inc. as of January 31, 2006 and 2007, and for each of the years in the three year period ended January 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
November 16, 2007